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                                                                     EXHIBIT 5.1



November 20, 1996


Advanced Aerodynamics & Structures, Inc.
3060 Airport Way
Long Beach, California 90806

Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:


    We are counsel for Advanced Aerodynamic & Structures, Inc., a Delaware corporation ("AASI"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of 6,000,000 units ("Units") consisting of 6,000,000 shares of Class A Common Stock, 6,000,000 of Class A Warrants and 6,000,000 Class B Warrants (6,900,000 Units if the overallotment option is exercised in full), through a Registration Statement on Form SB-2 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").


    In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents and have satisfied ourselves as to such other matters as we have deemed necessary to enable us to express our opinion hereinafter set forth.

    Based upon the foregoing, it is our opinion that:

    The Shares covered by the Registration Statement, when issued in accordance with the terms and conditions set forth therein, will be duly authorized, validly issued, fully paid, and non-assessable Shares of Common Stock.

    The shares of Common Stock being registered for the account of the Selling Stockholders are duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

    The shares of Common Stock underlying the Warrants covered by the Registration Statement, when issued in accordance with the terms and conditions set forth therein, will be duly authorized, validly issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        LUCE, FORWARD, HAMILTON & SCRIPPS LLP